[CLEAN ENERGY LOGO]

August 1, 2001

To Our Shareholders:

I am pleased to invite you to attend the 2001 Annual Meeting of Shareholders of Clean Energy Combustion Systems, Inc., to be held on Friday, September 28, 2001, at 11:00 a.m., Pacific Coast Time, at Clean Energy's offices located at 7087 MacPherson Avenue, Burnaby, British Columbia, Canada.

In anticipation of the annual meeting, we enclose for your review a formal Notice of Annual Meeting and Proxy Statement which describes the business to come before the meeting, and a proxy card. We also enclose a copy of our Annual Report on Form 10-K for our 2000 fiscal year, which provides additional current information relating to Clean Energy and our business.

If you hold either our common stock or series 'B' preferred stock as of the close of business on July 30, 2001, you will be entitled to vote at the annual meeting. The principal purpose of the annual meeting, as more particularly described in the enclosed Notice of Annual Meeting and Proxy Statement, is to elect six directors to our board of directors and to ratify the appointment of our independent auditors. You should note that our board of directors unanimously recommends a vote for each of the nominated directors, as well as the other proposals. Please note that we plan to conduct a short meeting to focus on these items, and related discussion. After that, we will provide time for your questions and comments.

Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted. For that reason we request that you submit your proxy as soon as possible. If you decide to attend the annual meeting, and desire to vote your shares personally, you will of course have that opportunity.

We would like to express our appreciation for your continued interest in Clean Energy, and hope you can be with us at the annual meeting.

Sincerely,
/s/	John P. Thuot
John P. Thuot President

7087 MacPherson Avenue, Burnaby, British Columbia, Canada V5J 4N4
Tel:  604.435.9339   Fax:  604.435.9329

[CLEAN ENERGY LOGO]

2001 Annual Meeting Of Stockholders

Notice Of Annual Meeting And Proxy Statement

Date and Time	Friday, September 28, 2001, at 11:00 a.m., Pacific Coast Time.
Place	7087 MacPherson Avenue, Burnaby, British Columbia, Canada.
Items of Business

• To elect six directors to serve until the Annual Meeting of Shareholders to be held in the year 2002;

• To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ended December 31, 2001; and

• To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Whom May Vote	You may vote if you are a holder of our common stock or series 'B' preferred stock as of the record date for our annual meeting.
Record Date	July 30, 2001.
Annual Report	Our 2000 Annual Report on Form 10-K, which is not a part of our proxy soliciting materials, is enclosed.
Voting By Proxy

Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions, please refer to the "Questions And Answers" section beginning on page * of this proxy statement and the instructions on the proxy card.

Mailing Date	This Notice of Annual Meeting and Proxy Statement and accompanying Proxy Card and Annual Report on Form 10-K are being distributed on or about August 20, 2001

7087 MacPherson Avenue, Burnaby, British Columbia, Canada V5J 4N4
Tel:  604.435.9339   Fax:  604.435.9329

Questions And Answers

Q: Why Am I Receiving These Materials?

A: The board of directors of Clean Energy Combustion Systems, Inc., a Delaware corporation (sometimes referred to in these proxy materials as "we," "our company" or "Clean Energy"), is providing these proxy materials to you in connection with our annual meeting of shareowners to be held on September 28, 2001. As a holder of record or beneficial owner of our Clean Energy common stock, series 'A' preferred stock or series 'B' preferred stock (sometimes referred to in these proxy materials as our "common shares," "series 'A' preferred shares" or "series 'B' preferred shares," respectively), you are invited to attend the annual meeting. If you are a holder of record or beneficial owner of either our common or series 'B' preferred shares (sometimes referred to in these proxy materials as a "common shareholder" and "series 'B' preferred shareholder," respectively), you will be entitled to and requested to vote on the proposals described in this proxy statement reserved for your class of Clean Energy stock. If you are a holder of record or beneficial owner of our series 'A' preferred shares (sometimes referred to in these proxy materials as a "series 'A' preferred shareholder") you are also invited to attend the annual meeting, although, as discussed below, there are no proposals scheduled to be voted on which require your vote.

Q: What Information Is Contained In These Materials?

A: The information included in this proxy statement relates to the proposals to be voted on at the meeting and the voting process, as well as additional information concerning Clean Energy we are required to give you under Securities and Exchange Commission regulations. We are also including with this proxy statement our annual report on form 10-K for fiscal 2000, which includes an updated description of our business and our full consolidated audited financial statements for our most recent fiscal year ended December 31, 2000.

Q: What Proposals Are Our Common And Series 'B' Preferred Shareholders Entitled To Vote Upon At Our Annual Meeting?

A: There are two proposals scheduled to be voted on at the annual meeting by our common and series 'B' preferred shareholders, voting together as a single class:

  the election of six directors, and

  the ratification of Deloitte & Touche LLP as our independent auditors for fiscal 2001.

Q: What Is Clean Energy's Voting Recommendation To Our Common And Series 'B' Preferred Shareholders?

A: Our board of directors recommends to our common and series 'B' preferred shareholders that you vote your shares "FOR" each of the six director nominees to our board of directors, and "FOR" the ratification of Deloitte & Touche LLP as our independent auditors for fiscal 2001.

Q: What Proposals Are Our Series 'A' Preferred Shareholders Entitled To Vote Upon At Our Annual Meeting?

A: There are no proposals scheduled to be voted on at the annual meeting by our series 'A' preferred shareholders. While our series 'A' preferred shareholders are entitled to designate or appoint one or more directors under our certificate of incorporation, they have advised us that they will decline to do so at this time.

Q: What Shares Can I Vote?

A: You may vote all common and series 'B' preferred shares which you own as of the close of business on July 30, 2001, the record date for this annual meeting. These shares include shares held directly in your name as the shareowner of record, and shares held for you as the beneficial owner through a stockbroker or bank.

Q: How Can I Vote My Shares In Person At The Meeting?

A: Yes, you may vote your shares in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification.

Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

Q: How Can I Vote My Shares Without Attending The Meeting?

A: You should submit your proxy directly to Clean Energy's stock transfer and registrar, Jersey Transfer & Trust Company, either by mail or by facsimile. Jersey Transfer & Trust Company's address is 201 Bloomfield Avenue, Verona, New Jersey, USA 07044, and its telephone and facsimile numbers are (973) 239-2712 and (973) 239-2361, respectively.

If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "How Are Votes Counted?"

Q: Can I Change My Vote?

A: You may change your proxy instructions at any time prior to the vote at the annual meeting. You may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q: How Are Votes Counted?

A: In the election of directors, you may vote "FOR" all of the nominees for which your class of Clean Energy securities entitle you to vote, or your vote may be "WITHHELD" with respect to one or more of those nominees.

For the other proposals for which your class of Clean Energy stock entitles you to vote, including the ratification of the appointment of our independent auditors, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST."

If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors, i.e.:

  with respect to the election of nominees to our board of directors, "FOR" all of Clean Energy's nominees for which your class of Clean Energy securities entitle you to vote;

  with respect to the ratification of independent auditors for fiscal 2001, "FOR" the ratification of Deloitte & Touche LLP; and

  with respect to any other matters that properly come before the meeting for which your class of Clean Energy stock entitles you to vote, in the discretion of the proxy holders as discussed below in "Q: What Happens If Additional Proposals Are Presented At The Meeting?"

Each of our director nominees has consented to his nomination for election. Should any director nominee no longer remain a candidate at the time of our annual meeting, your proxy card will be voted for the election of a replacement nominee to be designated by our board of directors to fill that vacancy.

Q: What Is The Voting Requirement To Approve Each Of The Proposals?

A: In the case of the election of the director positions, the six persons receiving the highest number of "FOR" votes by the holders of our common and series 'B' preferred stock voting as a single class will be elected. All other proposals, including the ratification of the appointment of our independent auditors, require the affirmative "FOR" vote of a majority of those shares present and entitled to vote.

Q: Do I Need An Admission Ticket To Attend The Meeting?

A: All Clean Energy shareholders are welcomed to attend our annual meeting. You will, however, be required to provide proof of identification should you desire to vote your shares at the annual meeting

Q: Where Can I Find The Voting Results Of The Meeting?

A: We will announce preliminary voting results at the meeting and publish final results in our quarterly report on form 10-Q for the third quarter of fiscal year 2001, which we expect to file with the Securities and Exchange Commission on or before November 14, 2001.

Q: What Happens If Additional Proposals Are Presented At The Meeting?

A: Other than the proposals described in this proxy statement, we do not expect any other matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, namely, Messrs. John P. Thuot (our President) and Barry A. Sheahan (our Chief Financial Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.

Q: What Classes Of Shares Are Entitled To Vote At the Meeting?

A: Generally speaking, our common and series 'B' preferred shareholders are entitled to vote as a single class on all matters that affect our company, with the exception of selected matters enumerated in our certificate of incorporation that are subject to the consent of or reserved for our series 'A' preferred shareholders. These matters generally relate to the appointment of one or more directors and actions that may adversely affect the rights and privileges reserved for that class of securities.

Each share of common stock, series 'A' preferred stock and series 'B' preferred stock outstanding as of the close of business on the record date (July 30, 2001) will be entitled to one vote on all proposals being voted upon at the annual meeting by that class of securities, including any additional proposals. As of the record date, there were 10,131,694 common shares, 1,000 series 'A' preferred shares, and 250,001 series 'B' preferred shares issued and outstanding.

Q: What Is The Quorum Requirement For The Meeting?

A: The quorum requirement for holding our annual meeting and transacting business is a majority of the outstanding shares of the classes of our securities entitled to vote at that meeting-i.e., our common stock and series 'B' preferred stock as a single class, and our series 'A' preferred stock should any matter requiring their vote be raised-present in person or represented by proxy and entitled to be voted. Abstentions are counted as present for the purpose of determining the presence of a quorum.

Q: Is Cumulative Voting Permitted For The Election Of Directors?

A: Cumulative voting does not apply to our annual meeting as we are not required under Delaware corporate law, and have not elected under our certificate of incorporation or bylaws, to provide for cumulative voting.

Q: Who Will Count The Votes?

A: A representative of our company will tabulate the votes and act as the inspector of election.

Q: Who Will Bear The Cost Of Soliciting Votes For The Meeting?

A: Clean Energy will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for those solicitation activities. .

Q: May I Propose Actions For Consideration At Next Year's Annual Meeting Of Shareowners Or Nominate Individuals To Serve As Directors?

A: You may submit proposals for consideration at future shareowner meetings, including director nominations.

Nomination Of Director Candidates: You may propose director candidates for consideration by our board of directors. Any recommendations for director candidates should be directed to Clean Energy's corporate secretary at our executive offices in Burnaby, British Columbia, Canada. In addition, our bylaws permit shareowners to nominate directors at a shareowner meeting. In order to make a director nomination at a shareowner meeting, it is necessary that you notify Clean Energy not fewer than 120 days in advance of the day specified as the mailing date in our proxy statement for the prior year's annual meeting of shareowners. Thus, since August 20, 2001 is specified as the mailing date in this year's proxy statement, in order for any such nomination notice to be timely for next year's annual meeting, it must be received by Clean Energy not later than April 22, 2002 (i.e., 120 days prior to August 20, 2002). In addition, the notice must meet all other requirements contained in our bylaws.

Any nomination for a director nominee must contain the following information:

  the nominee's name, age, business address and, if known, residence address;

  the nominee's principal occupation or employment; and

  the number of shares of each class of our stock which the nominee beneficially owns.

No person may be elected as a director unless he or she has been nominated by a holder of our common stock in the manner just described.

Shareowner Proposals: In order for a shareowner proposal to be considered for inclusion in Clean Energy's proxy statement for next year's annual meeting, we must also receive the written proposal by no later than the previously noted April 22, 2002. These proposals must also comply with Securities and Exchange Commission regulations regarding the inclusion of shareowner proposals in company-sponsored proxy materials. Similarly, in order for a shareowner proposal to be raised from the floor during next year's annual meeting, we must receive written notice by no later than April 22, 2002, and shall contain such information as required under our bylaws.

We suggest that any nominations or proposals be submitted by certified mail-return receipt requested. Clean Energy reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Copy Of Bylaw Provisions: You may contact Clean Energy's corporate secretary at our headquarters for a copy of the relevant bylaw provisions regarding the requirements for making shareowner proposals and nominating director candidates.

Q: How Are Transactions Denominated in Canadian Dollars Converted Into U.S. Dollars For Purposes Of This Proxy Statement?

A: All references to "dollars" in this proxy statement refer to United States or "U.S." dollars, unless specific reference is made to Canadian or "Cdn." Dollars. Since compensation paid to Clean Energy employees, as well as a number of Clean Energy transactions, are effected in transactions denominated in Canadian dollars, certain information contained in this proxy statement, principally salary amounts, have been converted into U.S. dollars in order to satisfy reporting rules. As a general rule of thumb, information relating to historical amounts paid over a period of time are converted at the average exchange rate for that period, while information relating to amounts that will be paid over a prospective period of time are converted at the exchange rate as of the date of this proxy statement or other indicated date.

Q: How Can I Get Further Information?

A: If you have questions or need more information about the annual meeting, please write to Clean Energy at 7087 MacPherson Avenue, Burnaby, British Columbia, Canada, V5J 4N4. You may also contact Clean Energy investor relations by telephone at (604) 435-9339 or by fax (604) 435-9329 or by e-mail at info@cecsi.com.

Any questions you may have relating to title to your securities or your address of record should be addressed to Clean Energy's stock transfer and registrar, Jersey Transfer & Trust Company, 201 Bloomfield Avenue, Verona, New Jersey, USA 07044. You may also contact Jersey Transfer & Trust Company by telephone and facsimile at (973) 239-2712 and (973) 239-2361, respectively.

Proposal No. 1: Election Of directors

(Vote reserved for common and series 'B' preferred shareholders)

There are six nominees for election to our board of directors as directors this year, namely, Messrs. John D. Chato, John P. Thuot, Barry A. Sheahan, R. Dirk Stinson, L. Clive Boulton and William D. Jackson. Each of the nominees has served as a director since our last annual meeting, except for Messrs. Stinson, Boulton and Jackson, whom our board of directors appointed to serve after that meeting, and who will stand for election as a director by our common and series 'B' preferred shareholders for the first time at this year's annual meeting. Information regarding the business experience of each of these nominees is provided below. The directors are elected annually to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified. There are no family relationships among our executive officers and directors except as described below.

The designated proxy holders will vote each proxy received by them from our common and series 'B' preferred shareholders as directed on their proxy cards or, if no direction is made, for the six nominees named above. If any of these nominees should be unable or unwilling to serve, the discretionary authority granted to the proxy holders as provided in the proxy card will be exercised to vote for a substitute nominee designated by our board of directors. We have no reason to believe that any substitute nominee will be required.

The six nominees receiving the highest number of votes cast by our common and series 'B' preferred shareholders, voting as a single class, will be elected to fill the six director positions. The proxies cannot be voted for more than six nominees.

Our board of directors recommends to our common and series 'B' preferred shareholders that you vote "FOR" the election of Messrs. Chato, Thuot, Sheahan, Stinson, Boulton and Jackson as our six directors. Proxies solicited by our board of directors will be so voted unless the common shareholder tendering the proxy specifies otherwise.

John D. Chato Age 60 Director since March 1999

Mr. Chato, who is the Chairman of our board of directors and a founder of Clean Energy, is the inventor and developer of the our pulse blade combustion and diesel fuel technologies and also heads our research and development team. Mr. Chato has over 40 years experience in engine rebuilding, engine design and general combustion research, and has developed theories which apply ram scavenge and carburetion principles to internal combustion engines. Mr. Chato holds many patents including a design for electrical generation which combines pulse combustion and the principles of magneto-hydrodynamics, or MHD. Prior to founding Clean Energy in March 1999, Mr. Chato was engaged for over ten years in research and development efforts by, and was and continues to be a principal shareholder of, a group of three affiliated British Columbia corporations, BO Tech Burner Systems Ltd., BO Tech Burner Systems Ltd., and BO Gas Limited (whom we refer to in this proxy statement as the "BO Group of Companies") who expended over Cdn. $4 million in primary development for our pulse combustion technology over the ten year period ended December 31, 1998

John P. Thuot Age 53 Director since March 1999

Mr. Thuot was a founder of Clean Energy in March 1999, and has been its President since that date. Mr. Thuot has been involved with our pulse combustion technology for over twelve years, including through his involvement with the BO Group of Companies. Mr. Thuot has served as Secretary and Treasurer for BO Development Enterprises Ltd., since 1988. In 1994, he assumed the position of Vice President and Chief Operating Officer of BO Tech Burner Systems Ltd. In 1995, he also assumed the role of Vice President and Chief Operating Officer of BO Gas Limited. Before his involvement with the BO Group, Mr. Thuot was Fire Material Coordinator for the Cassiar Forest District, Government of British Columbia, from 1986 to 1988. From 1978 to 1986 he was part owner and Operations manager of J&J Placer Mining, a placer gold operation in the Cassiar-Dease Lake area of northern British Columbia. Mr. Thuot served as electrical foreman for Commercial-Federal Electric from 1976 to 1978. Prior to that, Mr. Thuot was part owner and Electrical Supervisor for L&H Construction in Grand Forks, British Columbia from 1974 to 1976, an account executive for GWG Limited of Edmonton, the largest clothing manufacturing company in Canada, from 1970 to 1974, and an operator of the world's largest rotary kiln of its day for Northwood Pulp in Prince George, British Columbia, from 1968 to 1970. Mr. Thuot is a graduate of Regiopolis College, Kingston, Ontario.

Barry A. Sheahan Age 50 Director since March 1999

Mr. Sheahan was a founder of Clean Energy in March 1999, and has been its Chief Financial Officer and Secretary since that date. Mr. Sheahan is a chartered accountant who earned his C.A. designation in 1982 after ten years in the financial services industry. He was immediately accepted into partnership with a regional firm and, in 1984 started his own practice in Vancouver, British Columbia. Over the next ten years he continued to provide accounting and tax advisory services, developing a clientele of over 1,000, at which time he sold his practice in order to enable him to focus on a few key corporate clients, primarily technology companies. Since 1994 and before becoming Clean Energy's Chief Financial Officer in March 1999, Mr. Sheahan acted as a financial consultant to several companies, including the BO Group of Companies.

R. Dirk Stinson Age 49 Director since January 2000

Mr. Stinson is a business management consultant and private investor with a background in the heat transfer and oil and gas exploration industries. Most recently, Mr. Stinson has served as a director since January 1996 through December 2000, and President from January 1996 through April 1999, of Energy Exploration Technologies, a publicly traded wide-area oil and gas exploration reconnaissance technology company. In September 1995 Mr. Stinson co-founded Energy Exploration Technologies' privately-held predecessor company, Pinnacle Oil Inc., of which he served as President and a director through April 1999.

Prior to forming Energy Exploration Technologies, Mr. Stinson worked for over twenty years as a business management consultant and entrepreneur. From 1980 through 1989, Mr. Stinson managed a number of businesses in Hawaii, including Commercial Energy Systems, Inc., the Industrial and Commercial division of PRI Energy Systems, and Pacific Marine. Following his return to Canada in 1990, Mr. Stinson worked in the automobile industry primarily in the fleet and lease sales, and as fleet and lease manager for a Nissan dealership. From 1992 to 1994, Mr. Stinson worked as a sales executive for Premier Plastics Ltd. and Century Plastics Ltd. and, in 1995, became the President of EIC-Energy Interface Corporation in Vancouver, British Columbia, Canada, a wholly-owned subsidiary of International Parkside Products, Inc. Mr. Stinson studied Communication Arts at the Southern Alberta Institute of Technology.

L. Clive Boulton Age 47 Director since June 2000

Mr. Boulton is a commercial litigation partner at, and since 1986 has been employed by, DuMoulin & Boskovich, a Vancouver-based Canadian law firm which has provided corporate legal services to Clean Energy since our founding. Mr. Boulton received his LL.B. degree from the University of British Columbia in 1978 and is a member of the Law Society of British Columbia.

William D. Jackson Age 74 Director since February 2001

Dr. Jackson is an internationally recognized expert in energy and environmental systems and is President and Technical Director of the HMJ Corporation, a Washington D.C.-based research and development consulting firm. Dr. Jackson has over thirty years experience in both research and development and project management. His principal area has been the development and commercialization of advanced energy technologies for both terrestrial and space applications. He served for five years as Director of the U.S. Department of Energy's Magnetohydrodynamics Power Generation Division. Through this work, he has become expert in the fluid dynamics, chemistry and electrical properties of pulse combustion. He is also currently an Adjunct Professor of Engineering at the George Washington University where he teaches advanced power and environmental courses. In addition to his duties as a director of Clean Energy, Dr. Jackson will act as our Principal Scientist. Dr. Jackson will also be offering his extensive connections and experience toward the attainment of contracts and the preparation of research and development grants. Dr. Jackson holds B.Sc. and Ph.D. degrees from the University of Glasgow in Glasgow, Scotland.

Proposal No. 2: Ratification of Appointment of Independent Auditors

(Vote reserved for common and series 'B' preferred shareholders)

Our board of directors has approved the appointment of Deloitte & Touche LLP, which has served as our independent auditors since our founding, as our independent auditors for our 2001 fiscal year. Since we believe it is important for Clean Energy to receive your input on our selection of independent auditors for our company, that appointment is being presented to you for ratification. We expect a representative of Deloitte & Touche LLP will attend the annual meeting, and we will extend the opportunity to the representative to make a statement if he or she desires to do so. This representative will also be available to answer any questions you may have.

Summarized below is the aggregate amount of professional fees billed by Deloitte & Touche LLP with respect to fiscal 2000:

Audit and financial statement review fees	$21,300
Financial information systems design and implementation fees	0
All other fees, including tax consultation and preparation	8,400

Our board of directors has not to date considered whether the provision by Deloitte & Touche LLP of any non-audit services including those described above is incompatible with maintaining its independence as our auditor.

You should note that your ratification of our selection of Deloitte & Touche LLP as our independent auditors for fiscal 2001 is advisory only and not binding upon Clean Energy, although our board of directors will seriously consider your objections in not ratifying the appointment. Even if our board of directors were to seek other independent auditors as a consequence of your objections, it is likely, because of the difficulty and expense of making any change in independent auditors so long after the beginning of the current year, that the appointment of Deloitte & Touche LLP would stand for our 2001 fiscal year unless our board of directors were to find other good reason to make a change. Our board of directors also reserves the right to engage any other independent auditors at any time, notwithstanding your ratification of Deloitte & Touche LLP as our independent auditors for fiscal 2001, should it deem it to be in the best interests of Clean Energy and its shareholders.

Our board of directors recommends that you vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for our 2001 fiscal year. Proxies solicited by our board of directors will be so voted unless the holder of common stock tendering the proxy specifies otherwise.

Proposal No. 3: Other Matters

The enclosed proxy card gives the proxy holder discretionary authority to vote the shares held by the shareholder tendering the proxy in accordance with the proxy holder's best judgment with respect to all additional matters which might come before the annual meeting. In addition to the scheduled items of business, the annual meeting may consider shareholder proposals omitted from this proxy statement pursuant to the proxy rules of the Securities and Exchange Commission and matters related to the conduct of the annual meeting. At the date of printing of this proxy statement, we are not aware of any other matter which would be presented for action before the annual meeting.

Board Of Directors

Our board of directors was comprised of five directors in fiscal 2000, and held two meetings during that fiscal year. No director attended less than 75% of the total number of those meetings. Our board of directors also approved numerous additional corporate matters during fiscal 2000 through unanimous written consents. We increased the size of our board in February 2001 to six directors.

At present, our board of directors consists of six members, all of whom are of whom are appointed by our common and series 'B' preferred shareholders, and none of whom are presently acting for our series 'A' preferred shareholders. Specifically, our bylaws permit our board of directors to fix the number of its authorized members from two to twelve. Our series 'A' preferred stockholders are given the additional right to appoint a number of "series 'A' directors" which would, when aggregated with the number of our non-series 'A' directors, equal one-fourth of the aggregate number of directors, or the minimum whole number in excess of one-fourth should the aggregate number of directors not be a multiple of four. Some of the provisions contained in our certificate of incorporation and bylaws govern and, in some cases circumscribe, the rights of our stockholders to appoint or remove directors, and to call special meetings or take actions by written consent. Since we currently have six directors, we would be obligated under our certificate of incorporation to appoint two series 'A' directors were our series 'A' preferred shareholders to exercise their appointment rights.

Our certificate of incorporation specifically provide that our common and series 'B' preferred shareholders shall have no right to vote for our series 'A' directors, and our series 'A' preferred shareholders shall have no right to vote for our non-series 'A' directors. The removal of any series 'A' director shall require only the affirmative vote of holders of a majority of the then outstanding shares of our series 'A' preferred stock. The vacancy of any non-series 'A' director position, from whatever cause, shall require only the affirmative vote of holders of a majority of the then outstanding shares of our common and series 'B' preferred stock, voting as a class.

Standing Board Committees And Independence Of Directors

Our board of directors has not established any committees, including audit or compensation committees, to date, and does not anticipate it will do so until our shareholder base has expanded through pending stock distributions by our affiliates and the commencement of trading of our common stock on a public market.

Of our six directors, only two, Messrs. L. Clive Boulton and William D. Jackson, would be considered "independent" within the meaning of the rules of Nasdaq and the New York and American Stock Exchanges. Neither of these directors, however, would be considered to have the qualifications resulting from a professional accounting background and experience and overall financial sophistication that would otherwise be required for a member of an audit committee. Mr. R. Dirk Stinson would be considered to have the experience and overall financial sophistication that would otherwise be required for a member of an audit committee, however, Mr. Stinson would not be considered independent on the basis of his indirect holding of ten percent or more of any class of Clean Energy's securities. Accordingly, in order to establish a qualified audit committee meeting the requirements of the rules of Nasdaq and the New York and American Stock Exchanges, Clean Energy will need to attract additional independent outside board members. The information contained in this paragraph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that Clean Energy specifically incorporates this paragraph by reference, and shall not otherwise be deemed filed under those acts.

Compensation Of Our Directors

We currently compensate our directors who are not executive officers for serving on our board of directors through the grant of options tied to their continued service on our board. We do not currently compensate our directors who are also executive officers for serving on our board since they already receive compensation in the form of salary and option grants tied to their continued employment as executive officers. We reimburse all of our directors for any reasonable out-of-pocket expenses they may incur in connection with attendance at board meetings.

On January 20, 2000, we granted non-qualified options under our 1999 Clean Energy Combustion Systems, Inc. Stock Plan to Mr. R. Dirk Stinson entitling him to purchase 60,000 unregistered shares of our common stock as an inducement for serving on our board of directors. On February 8, 2001, we granted non-qualified options under our 1999 Clean Energy Combustion Systems, Inc. Stock Plan to Messrs. L. Clive Boulton and William D. Jackson, entitling each of these directors to purchase 60,000 unregistered shares of our common stock, as an inducement for serving on our board of directors. The exercise price all of the foregoing options was $2 per share, which was based upon the exercise price fixed for options previously granted to our executive officers. The options for Messrs. Stinson and Jackson vest in equal installments upon the conclusion of his first through third annual anniversary of service on our board of directors, while the options for Mr. Boulton were vested one-third upon date of grant, with the balance to be vested in equal installments upon the conclusion of the first and second anniversaries of the date of grant based upon continued service on our board of directors. All of the foregoing options lapse, if unexercised, five years following the date of vesting.

Compensation Committee Interlocks And Insider Participation

During fiscal 1999, there were no actions taken by our board of directors relating to the compensation of any of our executive officers who were also serving as one of our directors (each of whom is referred to in this proxy statement as an "executive officer-director").

Business Experience Of Our Executive Officers

Set forth below are Clean Energy's executive officers and a summary of their business experience:
John P. Thuot Age 53 President	For a summary of Mr. Thuot's business experience, see "Proposal No. 1: Election of Directors" above.
Barry A. Sheahan Age 50 Chief Financial Officer and Secretary	For a summary of Mr. Sheahan's business experience, see "Proposal No. 1: Election of Directors" above

Ownership Of Our Stock

The following table sets forth certain selected information, computed as of July 30, 2001, about the amount and nature of our securities "beneficially owned" by the following persons as of that date:

  each of our current directors and director-nominees;

  each of our executive officers (the term "executive officer" is defined as our President, Secretary, Chief Financial Officer or Treasurer, any vice-president in charge of a principal business function such as sales, administration or finance, and any other person who performs similar policy making functions for our company);

  each person who is a beneficial owner of more than 5% of any class of our outstanding securities with voting rights; and

  the group comprised of our current directors, director-nominees and executive officers.

This information contained in the following tables was given to us by the individuals or entities named. We believe that each of these individuals or entities has sole or shared investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

	Common Stock (2)		Series 'A' Preferred Stock (2)		Series 'B' Preferred Stock (2)
Name (1)	Amount	%	Amount	%	Amount	%
John P. Thuot (3)(4)	189,513(6)(7)	1.9%	-	-	-	-
Barry A. Sheahan (3)(4)	220,276(8)(9)	2.2%	-	-	-	-
John D. Chato (3)(4)(5)	6,880,739(10)(11)(12)	67.6%	-	-	-	-
R. Dirk Stinson (4)(5)	2,000,371(13)(14)	19.7%	1,000(13)	100%	125,001(13)	50.1%
L. Clive Boulton(4)	120,479(15)	1.2%	-	-	-	-
William D. Jackson(4)	- (16)	-	-	-	-	-
BO Development Enterprises Ltd. (5)	6,880,739(10)(17)	67.6%	-	-	-	-
BO Tech Burner Systems Ltd. (5)	6,880,739(10)(18)(19)	67.6%	-	-	-	-
BO Gas Limited (5)	6,880,739(10)(20)	67.6%	-	-	-	-
Ravenscraig Properties Limited (5)	1,980,371(13)	19.7%	1,000(13)	100%	125,001(13)	50.1%
818879 Alberta, Ltd. (5)	1,980,371(13)	19.7%	1,000(13)	100%	125,001(13)	50.1%
Executive officers and directors as a group	9,391,378	91.6%	1,000	100%	125,001	50.1%

* Less than one-tenth of one percent.

  The business addresses of the persons comprising this table are: Messrs. Chato, Thuot and Sheahan, BO Tech Burner Systems Ltd., BO Development Enterprises Ltd., and BO Gas Limited-7087 MacPherson Avenue, Burnaby, British Columbia, Canada, V5J 4N4; Mr. Stinson-14455 Ocean Drive, #1608, Miami Beach, Florida 33139; Mr. Boulton-Suite 1800, 1095 West Pender Street, Vancouver, British Columbia, Canada V6E 2M6; Dr. Jackson-P.O. Box 470, Kensington, Maryland 20895; Ravenscraig Properties Limited-Box 71, Alofi, Niue; and 818879 Alberta, Ltd.-4500 Bankers Hall West, 855-2nd Street S.W., Calgary, Alberta, Canada T2P 4K6.

  The determination and calculation of beneficial ownership for purposes of preparing this table is based upon the definition of beneficial ownership in Rules 13d-3 and 13d-5 of the United States Securities Exchange Act of 1934, pursuant to which a person is deemed to beneficially own any securities over which he or she has either investment or voting power. You should note that this method of calculation differs from that used to calculate beneficial ownership for other reports required under the Securities Exchange Act of 1934, including section 16 of that act which calculates beneficial ownership based upon pecuniary interests. Pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, we have also included in each person's share count any shares under any options, warrants, rights or conversion privileges which are or may become exercisable by that person within 60 days of the date of calculation for purposes of this proxy statement. In computing each person's respective percentage ownership, the shares attributable to his or her exercisable securities under the 60-day inclusion rule are treated as being outstanding (i.e., are added to the total outstanding shares of that class for computational purposes), while exercisable securities attributable to the other executive officers, directors or 5% shareholders under the 60-day inclusion rule are disregarded. In computing the percentage ownership our company's officers and directors as a group, all shares attributable to exercisable securities held by the members of that group under the 60-day inclusion rule are treated as being outstanding (i.e., are added to the total outstanding shares of that class for computational purposes). The base number of outstanding shares of common stock, series 'A' preferred stock and series 'B' preferred stock as of the applicable date are 10,141,694, 1,000 and 250,001 shares, respectively.

  Executive officer.

  Director.

  5% stockholder.

  In accordance with Rule 13d-3(d) noted above, also includes 32,000 common shares issuable upon exercise of options granted to Mr. Thuot under the 1999 Clean Energy Combustion Systems, Inc. Stock Plan which vest on or before September 30, 2001, while excluding an additional 48,000 shares issuable upon unvested options granted to Mr. Thuot under that plan.

  Includes 60,000 common shares which Mr. Thuot has sold to family and friends pursuant to Clean Energy's registration statement on form SB-2 in January 2000, but for which record ownership has not yet been transferred by Clean Energy's stock transfer agent. Transfer of these shares will be effected in bulk together with the distributions described below in notes (17), (18) and (20), and the shares are held in the meantime by Mr. Thuot as trustee under a trust agreement pursuant to which Mr. Thuot retains the power to vote the shares. Following the transfer of these 60,000 shares to the intended beneficiaries, Mr. Thuot will directly or indirectly hold voting control over 805,358 common shares which, together with his vested options described in note (6) above, will represent 8.2% of the total outstanding shares of our common stock.

  In accordance with Rule 13d-3(d) noted above, includes 32,000 common shares issuable upon exercise of options granted to Mr. Sheahan under the 1999 Clean Energy Combustion Systems, Inc. Stock Plan which vest on or before September 30, 2001, while excluding an additional 48,000 shares issuable upon unvested options granted to Mr. Sheahan under that plan.

  Includes 33,100 common shares which Mr. Sheahan has sold to family and friends pursuant to Clean Energy's registration statement on form SB-2 in January 2000, but for which record ownership has not yet been transferred by Clean Energy's stock transfer agent. Transfer of these shares will be effected in bulk together with the distributions described below in notes (17), (18) and (20), and the shares are held in the meantime by Mr. Sheahan as trustee under a trust agreement pursuant to which Mr. Sheahan retains the power to vote the shares. Following the transfer of these 33,100 shares to the intended beneficiaries, Mr. Sheahan will directly or indirectly hold voting control over 243,949 common shares which, together with his vested options described in note (8) above, will represent 2.7% of the total outstanding shares of our common stock.

  Reflects the aggregate number of shares owned by Mr. Chato (315,026 shares), BO Development Enterprises Ltd. (2,599,084 shares), BO Tech Burner Systems Ltd. (3,172,905 shares) and BO Gas Limited (753,724 shares). These shares are aggregated for purposes of determining the beneficial ownership of each of these stockholders in accordance with Rules 13d-3 and 13d-5 above since Mr. Chato controls BO Development Enterprises Ltd. which, in turn, controls BO Tech Burner Systems Ltd. which, in turn, controls BO Gas Limited.

  In accordance with Rule 13d-3(d) noted above, includes 40,000 common shares issuable upon exercise of options granted to Mr. Chato under the 1999 Clean Energy Combustion Systems, Inc. Stock Plan which vest on or before September 30, 2001, while excluding an additional 60,000 shares issuable upon unvested options granted to Mr. Chato under that plan.

  Includes 60,000 common shares which Mr. Chato has sold to family and friends pursuant to Clean Energy's registration statement on form SB-2 in January 2000, but for which record ownership has not yet been transferred by Clean Energy's stock transfer agent. Transfer of these shares will be effected in bulk together with the distributions described below in notes (17), (18) and (20), and the shares are held in the meantime by Mr. Chato as trustee under a trust agreement pursuant to which Mr. Chato retains the power to vote the shares. Following the transfer of these 60,000 shares to the intended beneficiaries, Mr. Chato will directly or indirectly hold voting control over 1,649,882 common shares which, together with his vested options described in note (11) above, will represent 16.6% of the total outstanding shares of our common stock.

  Reflects the aggregate number of shares owned by Mr. R. Dirk Stinson (487,944 shares), Ravenscraig Properties Limited (1,968,750 common shares and 250,001 series 'B' preferred shares)) and 818879 Alberta, Ltd. (1,000 series 'A' preferred shares). These shares are aggregated for purposes of determining the beneficial ownership of each of these stockholders in accordance with Rules 13d-3 and 13d-5 above since Ravenscraig Properties Limited and 818879 Alberta, Ltd. are owned and controlled by Mr. Stinson.

  In accordance with Rule 13d-3(d) noted above, includes 20,000 common shares issuable upon exercise of options granted to Mr. Stinson under the 1999 Clean Energy Combustion Systems, Inc. Stock Plan which vest on or before September 30, 2001, while excluding an additional 40,000 shares issuable upon unvested options granted to Mr. Stinson under that plan.

  In accordance with Rule 13d-3(d) noted above, includes 20,000 common shares issuable upon exercise of options granted to Mr. Boulton under the 1999 Clean Energy Combustion Systems, Inc. Stock Plan which vest on or before September 30, 2001, while excluding an additional 40,000 shares issuable upon unvested options granted to Mr. Boulton under that plan.

  Does not include 60,000 common shares issuable upon exercise of options granted to Dr. Jackson under the 1999 Clean Energy Combustion Systems, Inc. Stock Plan which will not vest on or before September 30, 2001.

  Includes 2,599,084 common shares which BO Development Enterprises will distribute to its shareholders pursuant to Clean Energy's registration statement on form SB-2. This transaction has been authorized and approved by BO Development Enterprises and the shares are currently held in trust for the contemplated distribution by BO Development Enterprises pending final approval by Canadian securities administrators. This approval has been recently granted and the distribution is now scheduled to be effected in early September 2001. BO Tech Burner Systems Ltd.  in the meantime holds voting power of these shares as trustee.

  Includes 3,172,905 common shares which BO Tech Burner Systems Ltd. will distribute to its shareholders pursuant to Clean Energy's registration statement on form SB-2. This transaction has been authorized and approved by BO Tech Burner Systems Ltd. and the shares are currently held in trust for the contemplated distribution by BO Tech Burner Systems Ltd. pending final approval by Canadian securities administrators. This approval has been recently granted and the distribution is now scheduled to be effected in early September 2001. BO Tech Burner Systems Ltd. in the meantime holds voting power of these shares as trustee.

  Includes an additional 1,014,344 common shares which BO Tech Burner Systems Ltd. has transferred to creditors in satisfaction of indebtedness. Transfer of these shares will be effected in bulk together with the distributions described below in notes (17), (18) and (20), and the shares are held in the meantime by BO Tech Burner Systems Ltd. as trustee under a trust agreement pursuant to which BO Tech Burner Systems Ltd. retains the power to vote the shares.

  Includes 753,724 common shares which BO Gas Limited will distribute to its shareholders pursuant to Clean Energy's registration statement on form SB-2. This transaction has been authorized and approved by BO Gas Limited and the shares are currently held in trust for the contemplated distribution by BO Gas Limited pending final approval by Canadian securities administrators. This approval has been recently granted and the distribution is now scheduled to be effected in early September 2001. BO Tech Burner Systems Ltd.  in the meantime holds voting power of these shares as trustee.

Summary Of Compensation Paid To Our Named Executive Officers

The following table shows the compensation paid since the inception of Clean Energy with respect to its executive officers (each of whom is referred to in this proxy statement as a "named executive officer"):

Long Term Compensation
		Annual Compensation			Awards		Payouts
Named Executive Officer and Principal Position	Year	Salary	Bonus	Other (1)	Restricted Stock	Securities Underlying Options & SARs (2)	Long Term Incentive Plan	All Other Compen- sation
John P. Thuot President	2000 1999	$74,500 73,350	--- ---	--- ---	--- ---	--- 80,000	--- ---	--- ---
Barry A. Sheahan Chief Financial Officer and Secretary	2000 1999	74,500 73,350	--- ---	--- ---	--- ---	--- 80,000	--- ---	--- ---
John D. Chato Head of Research & Development	2000 1999	81,300 80,000	--- ---	--- ---	--- ---	--- 100,000	--- ---	--- ---

  Includes, among other things, perquisites and other personal benefits, securities or property which, in the aggregate, exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for that fiscal year.

  No stock appreciation rights were granted in fiscal 1999 or 2000.

Summary Of Stock Options & Stock Appreciation Rights Granted
To Our Named Executive Officers

There were no individual grants of options to purchase our stock or stock appreciation rights relating to our stock during the 2000 fiscal year to any of our named executive officers.

Summary Of Stock Options & Stock Appreciation Rights Exercised By
Our Named Executive Officers And Year End Balances

No individual grants of options to purchase our stock or stock appreciation rights relating to our stock were exercised during the 2000 fiscal year by any of our named executive officers. Since there is no public market or other method to value our stock, Clean Energy is unable to make any determination as to whether there were any unexercised in-the-money options to purchase our stock or stock appreciation rights as of December 31, 2000 and, if so, the value of those options or stock appreciation rights.

Employment Agreements With Our Executive Officers

On March 5, 1999, we entered into employment agreements with Mr. John P. Thuot as our President, Mr. Barry A. Sheahan as our Chief Financial Officer, and Mr. John D. Chato as our Head of Research and Development. The essential terms of the employment agreements, which are virtually identical, are as follows:

  Each agreement provides for a one-year initial term. After the initial term, each agreement will renew automatically for successive one year terms, unless either party elects by a written, 60-day notice not to renew or the agreement is terminated earlier in accordance with its terms.

  Each officer is required to devote his full and undivided attention to our affairs.

  Each officer is paid an annual base salary, which is subject to additional annual increases as determined by our board of directors, but at least 5% on each anniversary date of the agreement. Mr. Chato's initial annual salary under his employment agreement was Cdn. 120,000, and his current annual salary after taking his 5% annual increases into consideration is Cdn. $132,300 ($83,350). Messrs. Thuot's and Sheahan's initial annual salaries under their respective employment agreements were Cdn. $110,000, which were subsequently increased to Cdn. $121,275 ($78,250) on January 1, 2001, after taking their 5% annual increases into consideration.

  Each of these officers is also entitled to an annual performance bonus as determined by our Board of Directors.

  Each agreement provides for early termination in the case of the following events:

    the death or disability of the officer;

    the termination of the officer by us for "Cause," as that term is defined in the agreement; or

    the termination by the officer for "Good Reason," as that term is defined in the agreement.

In general, where a termination is for death, disability, "Cause" or by the officer without "Good Reason," compensation allowances and benefits under the agreement will accrue only through the effective date of the termination. However, and again in general, where a termination is without "Cause," or by the officer for "Good Reason," the agreement provides that we will pay compensation and stipulated allowances and benefits to the officer through the end of the then applicable term.

Effective April 1, 2001, the employment agreements with Messrs. Thuot and Sheahan were superceded for Canadian income tax considerations personal to each of these executive officers by management services agreements with personal service corporations entirely owned and controlled by those officers (JPT2 Holdings Ltd. in the case of Mr. Thuot, and McSheahan Enterprises Ltd. with respect to Mr. Sheahan). These management services agreements contain the same terms and conditions as the superceded employment agreements, except that (1) the contracting personal service corporation owned by each of those executive officers is obligated under that agreement to provide the exclusive services of that executive officer to Clean Energy; and (2) in order to preserve corporate cash flow and subject to reconsideration during the pending term, monthly base compensation under each agreement was changed from Cdn. $10,106 ($6,500) per month to Cdn. $8,000 ($5,200) plus options to purchase 1,000 shares of common stock per month.  These options have an exercise price of $2 per share, and lapse five years from date of grant.

On March 5, 1999, we agreed to grant incentive options under our 1999 Clean Energy Combustion Systems, Inc. Stock Plan to Messrs. Thuot, Sheahan and Chato entitling them to purchase 80,000, 80,000 and 100,000 unregistered shares of our common stock, respectively, at the price of $2 per share, as an inducement for their continued performance as employees. Each officer's options vest in equal installments upon the conclusion of his first through fifth annual anniversary of continuous employment, and lapse, if unexercised, five years following the date of vesting.

We have no knowledge of any arrangements which may result in a future change of control of our company. Some of our founding stockholders have agreed, moreover, that they will not vote their shares in favor of some transactions that could result in a change of control unless a majority of each class of shares held by all of the founding stockholders affirmatively vote in favor of these transactions.

Report Of Board Of Directors On Executive Compensation

The following is a report from our board of directors addressing:

  our compensation policy as it relates to Clean Energy's executive officers and key employees; and

  the rationale for compensation paid and prospectively payable to our President and principal executive officer for fiscal 2000, Mr. John P. Thuot, under his employment agreement.

Compensation Report

Compensation Policies

In order to attract and retain qualified executives and key employees, Clean Energy's compensation program is designed to meet the following objectives:

  to reward individual results and to induce loyalty in the short and intermediate term by recognizing performance through base salary and, once we have revenues, annual bonuses; and

  for the longer term, to reward individual results, induce long-term loyalty, and link the interests of these executives and key professionals with the interests of our shareholders by encouraging stock ownership in Clean Energy through the grant of options tied to continued employment.

The initial amount of monthly base salary paid to executive officers and key employees is the amount, as determined by the board of directors as necessary within the company's financial limitations to attract and retain executives with the requisite superior abilities to both perform their executive and professional functions and, given the developing nature of our business and our desire to maintain a lean staffing profile, to provide cross-support for our other executives and employees. The determination of which executive officers and key employees should receive a bonus and/or grant of stock options, and what the amount of the bonus and/or terms of the grant of stock options should be, is based upon a subjective analysis of the executive's or key employee's level of responsibility, performance of duties, and contribution toward Clean Energy's success, and takes into consideration other types and amounts of performance based compensation paid to them. All stock options granted to date are subject to vesting conditions based on continued employment, which the board of directors believes creates a more productive workforce by meeting the following objectives:

  acting as an inducement for long-term employment with Clean Energy, thereby lending stability to our employee base and preserving the confidentiality of our proprietary property; and

  encouraging longer-term productivity by our employees as they see their efforts translate into greater share value.

Compensation for Chief Executive Officer

Mr. John P. Thuot, our President and chief executive officer, is entitled to the following compensation under his employment agreement with Clean Energy dated March 5, 1999, as superceded by a management services agreement with Mr. Thuot's personal service corporation dated May 5, 2001:

  a current annual base salary of Cdn. $96,000 (U.S. $62,000);

  options to purchase 1,000 shares of common stock at $2 per share; and

  an annual performance bonus, as determined in the sole discretion of our board of directors.

The annual base salary payable to Mr. Thuot at the time he entered into his employment agreement was considerably lower than the amount our board of directors believed he should otherwise receive based upon his level of responsibility in the development of our company and its business, and was primarily fixed based upon Clean Energy's financial condition at that time. We anticipate that the board of directors will approve a meaningful increase when warranted by additional financial resources and business developments.

Section 162(m) of the Internal Revenue Code

The board of directors has not formulated a policy in qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code, and does not foresee the necessity of doing so in for at least the upcoming year.

Should limitations on the deductibility of compensation become a material issue, the board of directors will, at that time, determine whether such a policy should be implemented, either in general or with respect to specific executives.

The Board of Directors
John D. Chato	R. Dirk Stinson
John P. Thuot	L. Clive Boulton
Barry A. Sheehan	William D. Jackson

The above report is typically provided by a compensation committee comprised of independent outside directors established by our board of directors. However, our board has not to date established a compensation or other committee serving a similar function, and does not anticipate it will do so until our shareholder base has expanded through pending stock distributions by our affiliates and the commencement of trading of our common stock on a public market.

Report Of Board Of Directors On Audit And Independent Auditors

The following is a report from of our board of directors relating to certain matters concerning the audit of our financial statements and our independent auditors.

Audit Report

The board of directors reviews Clean Energy's financial reporting process. In fulfilling our responsibilities, we have reviewed and discussed the audited financial statements contained in Clean Energy's annual report on form 10-K for the year ended December 31, 2000 with Clean Energy's management and independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The board of directors has discussed with Clean Energy's independent auditors, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the independent auditors provided to the board of directors the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the board of directors has discussed with the independent auditors their independence from Clean Energy and its management, including the matters in that disclosure.

In reliance on the reviews and discussion referred to above, the board of directors has approved the audited financial statements contained in Clean Energy's annual report on form 10-K for the year ended December 31, 2000, for filing with the United States Securities and Exchange Commission.

The board of directors has also approved the appointment of Deloitte & Touche LLP as Clean Energy's independent auditor's for the year ended December 31, 2000, subject to shareholder ratification.

The board of directors has not to date adopted a written audit charter.
The Board of Directors
John D. Chato	R. Dirk Stinson
John P. Thuot	L. Clive Boulton
Barry A. Sheehan	William D. Jackson

The above report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that Clean Energy specifically incorporates that report by reference, and shall not otherwise be deemed filed under such acts.

The above report is typically provided by an audit committee comprised of independent outside directors established by our board of directors. However, our board has not to date established an audit or other committee serving a similar function, nor has it adopted an audit charter, and does not anticipate it will do so until our shareholder base has expanded through pending stock distributions by our affiliates and the commencement of trading of our common stock on a public market.

Transactions With Our Management And Principal Shareholders

On August 8, 1999, Clean Energy borrowed the sum of $50,000 from Mr. R. Dirk Stinson pursuant to the terms of a revolving credit arrangement, and subsequently borrowed additional funds under that arrangement. Mr. Stinson at that time indirectly owned and controlled our series 'A' preferred stock through his ownership of 818879 Alberta, Ltd., and also indirectly owned and controlled more than ten percent of our common and series 'B' preferred shares through his ownership of Ravenscraig Properties Limited. Mr. Stinson subsequently became a director of Clean Energy in January 2000. The $50,000 advance by Mr. Stinson was extended to Clean Energy pursuant to an unsecured revolving promissory note. This note required Clean Energy to repay the original $50,000 plus any additional amounts Mr. Stinson may advance to Clean Energy, together with interest accrued on these amounts at the rate of prime plus 2% per annum, by August 10, 2000, or any earlier time we raise Cdn. $750,000 in equity, debt or joint-venture financing or product revenues. Mr. Stinson was also afforded the right under the note to convert any portion of the outstanding indebtedness under the note into our common stock at any time at the conversion rate of one share of common stock per $2 of indebtedness. On or about August 10, 2000, Mr. Stinson agreed to amend the terms of the note to provide for the repayment of any outstanding balances to thirty days of demand. Pursuant to the terms of the note, on August 15, 2000, Mr. Stinson converted the sum of $975,887, representing the balance of the loan as of that date, into 487,944 shares of our common stock. The highest balance for this loan in fiscal 2000 was $975,887 as of August 15, 2000, and the balance of this loan as of December 31, 2000 was $0. The underlying credit agreement for this loan remains active insofar as Mr. Stinson has been requested to make additional credit advances under this arrangement in fiscal 2001. As of June 30, 2001, the amount of these additional advances was $88,280.

Mr. L. Clive Boulton, a current director and a director-nominee, is a partner of DuMoulin & Boskovich, a law firm located in Vancouver, British Columbia, Canada, which rendered legal services to Clean Energy during fiscal 2000 in the amount of $20,225.

Dr. William D. Jackson, who was appointed to our board of directors in February 2001, has been a consultant to Clean Energy since January 20, 2000. Specifically, Clean Energy and Dr. Jackson entered into a three-month Corporate Consulting Agreement on that date pursuant to which Dr. Jackson would provide up to 36 hours of analytical and technical advisory services with regard to the applications for pulse combustion burners. Clean Energy paid Dr. Jackson the sum of $1,500 per month for these services, plus travel expenses. On April 2, 2000, the consulting arrangement was extended for one year commencing April 1, 2000, pursuant to which Dr. Jackson would provide up to 384 hours of services for payment of $4,000 per month for the duration of the contract plus travel expenses. On April 2, 2001, the consulting arrangement was extended for a second time for one year commencing April 1, 2001, pursuant to which Dr. Jackson would provide up to 480 hours of services including participating in a pulse combustion technology characterization study, for payment of $5,000 per month for the duration of the contract plus travel expenses.

Stock Performance Graph

Since there is no public market or other method to value our common stock, Clean Energy is unable to provide a stock performance graph comparing the percentage change in the cumulative total shareholder return of our common stock against the cumulative total shareholder return of any other market or industry peer group.

Compliance With Section 16(a) Of The Securities And Exchange Act

Section 16(a) of the Securities and Exchange Act of 1934 requires any person who is a director or executive officer of Clean Energy, or who beneficially holds more than 10% of any class of our securities which have been registered with the Securities and Exchange Commission, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission. These persons are also required under the regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on our review of the copies of the Section 16(a) reports furnished to us and written representations to us that no other reports were required, Messrs. Chato, Thuot, Sheahan, Stinson and Boulton did not timely file form 3s relating to their initial holdings upon Clean Energy becoming a reporting issuer in May 2000, Mr. Stinson did not timely file a form 4 in August 2000 with respect to his election to convert his indebtedness to Clean Energy into 487,944 common shares, and Mr. Stinson did not timely file a form 4 in November 2000 with respect to the sale by his controlled corporation, Ravenscraig Properties Limited, of 476,323 common shares.

By Order of the Board of Directors
/s/	Barry A. Sheahan
Barry A. Sheahan Chief Financial Officer and Secretary

August 1, 2000